NEWS RELEASE
Cornerstone Building Brands Announces Strong Third-Quarter 2020 Results

•Delivered earnings of 24 cents per diluted share, a 20% improvement over prior year
•Generated net income of $30.5 million, an improvement of 21.3% year-over-year
•Generated all-time high Adjusted EBITDA1 of $193.3 million and margin of 15.8%
•Achieved sixth consecutive quarter of year-over-year Adjusted EBITDA1 margin expansion in all segments
•Increased operating cash flow 173.9% over prior year to approximately $170 million
•Improved liquidity and financial flexibility with $500 million issuance of senior unsecured notes

CARY, NC, November 10, 2020 - Cornerstone Building Brands, Inc. (NYSE: CNR) (the “Company”), the largest manufacturer of exterior building products, today reported third-quarter 2020 net sales of $1,227.3 million and net income of $30.0 million or 24 cents per diluted share. This compares with net sales of $1,285.0 million and net income of $24.8 million or 20 cents per diluted share in the same quarter last year. Adjusted for the March 2020 acquisition of Kleary Masonry, Inc., pro forma net sales1 for the nine months ended October 3, 2020 were $3,434.4 million, down 7.0 percent compared with pro forma net sales1 for the nine-months ended September 28, 2019. The decrease was primarily driven by lower volumes as a result of the COVID-19 pandemic.
Net income for the third quarter of 2020 was $30.5 million compared to $25.2 million for the same period a year ago, an improvement of 21.3%. Adjusted EBITDA1 for the third quarter of 2020 was an all-time high of $193.3 million or 15.8 percent of net sales, an improvement of 160 basis points from the same pro forma period a year ago. The improvement was due to effective near-term expense management, structural cost reductions, and strong price, net of inflation partially offset by the impacts from lower demand and shift in product mix as a result of the COVID-19 pandemic. For the nine months ended October 3, 2020, pro forma Adjusted EBITDA1 was $450.5 million or 13.1 percent of pro forma net sales1, an improvement of 4.4 percent or 140 basis points from the same pro forma period a year ago.
“We delivered strong third quarter results having achieved Adjusted EBITDA margin expansion in all segments for six consecutive quarters, generated significant operating cash flow, and improved the Company's net debt leverage ratio to 4.9x,” said James S. Metcalf, Chairman and Chief Executive Officer.
“Strong demand in our residential businesses, combined with our strong balance sheet and cash flow, position us well heading into 2021,” Metcalf continued. “As we near the second anniversary of Cornerstone Building Brands, I have tremendous pride in our team and their many financial and operational accomplishments, while facing an environment of unprecedented uncertainty.” Metcalf concluded.
Segment Results Versus Prior Year
All segments delivered consecutive margin expansion over the prior year as a result of the quick and effective management of near-term expenses and acceleration of the Company's strategy to permanently improve its highly variable cost structure, despite the challenges in end-markets due to the COVID-19 pandemic.
•Windows segment net sales for the quarter were $501.3 million, a decrease of 0.6 percent, and gross profit was $99.1 million, an increase of 0.8 percent. Adjusted EBITDA1 was $70.6 million or 14.1 percent of net sales, an improvement of 130 basis points. On a year-to-date basis, Adjusted EBITDA margin1 improved 180 basis points, while net sales were 3.9 percent lower. Positive price and mix, net of material inflation, contributed to the achieved margin expansion during the period as well as the successful execution of cost improvement actions.
•Siding segment net sales for the quarter were $321.9 million, a decrease of 2.2 percent, and gross profit was $92.9 million, a decrease of 2.6% percent versus the pro forma third-quarter 2019. Adjusted EBITDA1 was $79.1 million or 24.6 percent of net sales, an improvement of 270 basis points. On a year-to-date basis, Adjusted EBITDA margin1 improved 230 basis points, while net sales were 3.7 percent lower. In addition to the successful execution of cost improvement actions, lower raw material costs contributed to the achieved margin expansion during the period.
•Commercial segment net sales for the quarter were $404.0 million, a decrease of 13.1 percent, and gross profit was $105.5 million, a decrease of 12.7 percent. Adjusted EBITDA1 was $70.3 million or 17.4 percent of net sales, an improvement of 180 basis points. On a year-to-date basis, Adjusted EBITDA margin1 improved 80 basis points, while net sales were 12.4 percent lower. In addition to the successful execution of cost improvement actions, effective price management with declining steel costs mostly offset the negative product mix impact from customers shifting to less complex projects as a result of the COVID-19 pandemic.
Balance Sheet and Liquidity
During the third quarter of 2020, the Company generated cash flow from operations of $169.9 million compared with $97.7 million for the same period last year, a cash generation improvement of $72.2 million. Capital expenditures were $14.9 million, as the Company remains committed to investing in innovative product offerings and process automation that are expected to generate profitable growth in the future. During the third quarter, we installed two automated window lines at the North Brunswick, New Jersey facility, which increased capacity by 20 percent for the largest product line supporting residential new construction applications.
Free cash flow was $155.0 million during the third quarter of 2020 compared with free cash flow of $68.6 million during the third quarter of 2019. The improvement was primarily driven by lower cash interest expenses, net cash tax benefits from the CARES Act and other COVID-19 related government stimulus programs, reduced capital spending and stronger earnings generation.
During the quarter, the Company issued $500 million of senior unsecured notes due January 2029 bearing interest at 6.125% per year. The proceeds were used to repay debt under the asset-based revolving credit facility and cash flow revolver, as well as transaction fees. The transaction improved liquidity, strengthened the Company’s financial flexibility and was aligned with our deleveraging strategy. The Company ended the quarter with approximately $627.6 million of unrestricted cash on hand, $570.0 million of excess availability on its asset-based revolving credit facility, and $115 million of availability on its cash flow revolver facility. Additionally, the net debt leverage ratio1 improved to 4.9x at the end of the third quarter of 2020 compared with 5.8x for the same period last year. We believe we have sufficient liquidity to weather impacts from the COVID-19 pandemic while providing the Company flexibility needed to continue executing our growth strategy.
Outlook
Fourth-Quarter 2020 Guidance
The Company’s fiscal quarters are based on a four-four-five-week calendar with periods ending on the Saturday of the last week in the quarter, except December 31st, which will always be the year-end date. Additionally, our sales and earnings are normally lower in the fourth quarter each fiscal year due to seasonal trends and business cycles affecting the construction industry.
•5% lower fiscal ship days; 59 ship days as compared to 62 ship days in the fourth-quarter 2019
•Expect net sales to be between $1,135 million and $1,200 million
◦Positive residential end-market momentum
◦Backlog at historic levels in Windows and Siding segments
◦Stable non-residential end-markets
•Anticipate Gross Profit to be between $255 million and $270 million.
•Expect Adjusted EBITDA1,2 to be between $145 million and $160 million
◦Lower cost structure from run rate of achieved and continued execution of cost savings

Additional Fiscal Year 2020 Guidance
•2020 capital spending is projected to be approximately $85 million.
•Cash interest expense is expected to be approximately $200 million.
•No cash tax expense or benefit projected due to delayed timing of refund.
•Benefits from primary working capital1 improvements are expected to generate approximately $25 million of cash.
•Cash restructuring costs are expected to be approximately $35 million to achieve between $80 and $100 million of structural savings.

(1)Adjusted financial metrics used in this release are non-GAAP measures and refer to the results for 2020 and 2019. Pro forma financial metrics used in this release for results in 2020 and 2019 are also non-GAAP measures and adjust for other items affecting comparability. See reconciliations of GAAP results to adjusted results and pro forma results in the accompanying tables.
(2)Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of the forecasted range for the fourth quarter of 2020 is not included in this release. See "Non-GAAP Financial Measures" below.

Conference Call Information
The Company will host a conference call at 9:00 a.m. EST on Wednesday, November 11 to discuss its financial performance with investors and securities analysts. The financial results and supplemental information will be available online at investors.cornerstonebuildingbrands.com.
To register, please use this link http://www.directeventreg.com/registration/event/2676784. After registering, an email confirmation will be sent providing dial-in details and a unique code for entry. Registration is open throughout the live call, however, to ensure you are connected for the entirety, please register a day in advance or at least 10 minutes before the start of the call. Additional call participation options are as follows:

By Webcast: Cornerstone Building Brands 3Q20 Earnings Call
Date: Wednesday, November 11, 2020
Time: 9:00 a.m. Eastern Daylight Time
Access link: Visit the Events & Presentations section of the Investors Page at investors.cornerstonebuildingbrands.com or access directly at http://www.directeventreg.com/registration/event/2676784.

Replay dial-in will be available through November 25, 2020
Dial-in number: 855-859-2056
Replay code: 2676784

About Cornerstone Building Brands
Cornerstone Building Brands is the largest manufacturer of exterior building products for residential and low-rise non-residential buildings in North America. Headquartered in Cary, North Carolina, we serve residential and commercial customers across new construction and repair and remodel markets. As the #1 manufacturer of vinyl windows, vinyl siding, insulated metal panels, metal roofing and wall systems and metal accessories, Cornerstone Building Brands combines an expansive portfolio of strong brands and quality products with a broad multichannel distribution platform that includes approximately 20,000 employees at manufacturing, distribution and branch office locations throughout North America. For more information, visit us at www.cornerstonebuildingbrands.com.

Investor Relations
Tina Beskid
1-866-419-0042
info@investors.cornerstonebuildingbrands.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate," “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast,” “target” and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Such forward-looking statements may include, but are not limited to, statements concerning our market commentary and expectations for residential and non-residential end markets and our financial outlook and guidance, including our fourth quarter 2020 forecasted net sales, gross profit and Adjusted EBITDA, and our fiscal year 2020 forecasted capital spending, cash interest expense, cash tax expense, benefits from primary working capital, cash restructuring costs and other consolidated financial performance guidance. Among the factors that could cause actual results to differ materially include, but are not limited to, industry cyclicality and seasonality and adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; downturns in the residential new construction and repair and remodeling end markets, or the economy or the availability of consumer credit; volatility in the United States (“U.S.”) economy and abroad, generally, and in the credit markets; the outbreak of a health epidemic or pandemic, including the coronavirus disease 2019 (“COVID-19”) pandemic; precautions taken due to the recent COVID-19 pandemic that could harm our business; impairment of goodwill and/or intangible assets; our ability to successfully develop new products or improve existing products; the effects of manufacturing or assembly realignments; seasonality of the business and other external factors beyond our control; commodity price volatility and/or limited availability of raw materials, including steel, PVC resin, glass and aluminum; our ability to identify and develop relationships with a sufficient number of qualified suppliers and to avoid a significant interruption in our supply chains; retention and replacement of key personnel; enforcement and obsolescence of our intellectual property rights; costs related to compliance with, violations of or liabilities under environmental, health and safety laws; changes in building codes and standards; competitive activity and pricing pressure in our industry; our ability to make strategic acquisitions accretive to earnings; our ability to carry out our restructuring plans and to fully realize the expected cost savings; global climate change, including legal, regulatory or market responses thereto; breaches of our information system security measures; damage to our computer infrastructure and software systems; necessary maintenance or replacements to our enterprise resource planning technologies; potential personal injury, property damage or product liability claims or other types of litigation; compliance with certain laws related to our international business operations; increases in labor costs, potential labor disputes, union organizing activity and work stoppages at our facilities or the facilities of our suppliers; significant changes in factors and assumptions used to measure certain of our defined benefit plan obligations and the effect of actual investment returns on pension assets; the cost and difficulty associated with integrating and combining acquired businesses; volatility of the Company’s stock price; substantial governance and other rights held by the Investors; the effect on our common stock price caused by transactions engaged in by the Investors, our directors or executives; our substantial indebtedness and our ability to incur substantially more indebtedness; limitations that our debt agreements place on our ability to engage in certain business and financial transactions; our ability to obtain financing on acceptable terms; downgrades of our credit ratings; and the effect of increased interest rates on our ability to service our debt. See also the “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarterly periods ended April 4, 2020 and July 4, 2020, and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting the financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release. A reconciliation of the forecasted range for Adjusted EBITDA for the fourth quarter of 2020 is not included in this presentation due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the GAAP measure or the individual adjustments for such reconciliation. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors.

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Net sales	$1,227,253	$1,285,043	$3,426,000	$3,645,332
Cost of sales	929,751	975,240	2,642,880	2,844,949
Gross profit	297,502	309,803	783,120	800,383
	24.2%	24.1%	22.9%	22.0%

Selling, general and administrative expenses	137,250	154,034	436,575	466,368
Intangible asset amortization	45,446	44,725	135,547	132,699
Restructuring and impairment charges, net	2,918	4,984	32,164	15,522
Strategic development and acquisition related costs	7,909	10,500	13,550	36,668
Goodwill impairment	—	—	503,171	—
Income (loss) from operations	103,979	95,560	(337,887)	149,126
Interest income	328	155	1,007	491
Interest expense	(51,519)	(56,549)	(158,738)	(173,134)
Foreign exchange gain (loss)	812	(616)	(1,300)	1,084
Other income (expense), net	(23)	717	(25)	665
Income (loss) before income taxes	53,577	39,267	(496,943)	(21,768)
Provision (benefit) for income taxes	23,061	14,103	(12,285)	(4,448)
	43.0%	35.9%	2.5%	20.4%

Net income (loss)	30,516	25,164	(484,658)	(17,320)
Net income allocated to participating securities	(488)	(374)	—	—
Net income (loss) applicable to common shares	$30,028	$24,790	$(484,658)	$(17,320)

Income (loss) per common share:
Basic	$0.24	$0.20	$(3.86)	$(0.14)
Diluted	$0.24	$0.20	$(3.86)	$(0.14)

Weighted average number of common shares outstanding:
Basic	125,100	125,557	125,655	125,526
Diluted	125,289	125,558	125,655	125,526

Increase (decrease) in sales	(4.5)%	134.4%	(6.0)%	155.5%

Selling, general and administrative expenses percentage of net sales	11.2%	12.0%	12.7%	12.8%

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 3, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$627,603	$98,386
Restricted cash	6,223	3,921
Accounts receivable, net	578,684	491,740
Inventories, net	408,897	439,194
Income taxes receivable	34,310	48,466
Investments in debt and equity securities, at market	1,917	3,776
Prepaid expenses and other	73,096	78,516
Assets held for sale	5,087	1,750
Total current assets	1,735,817	1,165,749

Property, plant and equipment, net	635,904	652,841
Lease right-of-use assets	277,037	316,155
Goodwill	1,189,992	1,669,594
Intangible assets, net	1,623,133	1,740,700
Deferred income taxes	1,139	7,510
Other assets, net	11,959	11,797
Total assets	$5,474,981	$5,564,346

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$25,600	$25,600
Accounts payable	229,353	205,629
Accrued compensation and benefits	78,269	92,130
Accrued interest	32,001	19,070
Accrued income taxes	2,730	—
Current portion of lease liabilities	69,408	72,428
Other accrued expenses	258,890	233,687
Total current liabilities	696,251	648,544

Long-term debt	3,567,302	3,156,924
Deferred income taxes	244,468	291,987
Long-term lease liabilities	210,446	243,780
Other long-term liabilities	336,224	287,793
Total long-term liabilities	4,358,440	3,980,484

Common stock	1,252	1,261
Additional paid-in capital	1,253,877	1,248,787
Accumulated deficit	(766,565)	(281,229)
Accumulated other comprehensive loss, net	(67,752)	(32,398)
Treasury stock, at cost	(522)	(1,103)
Total stockholders’ equity	420,290	935,318

Total liabilities and stockholders’ equity	$5,474,981	$5,564,346

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	October 3, 2020	September 28, 2019
Cash flows from operating activities:
Net loss	$(484,658)	$(17,320)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	212,413	191,485
Non-cash interest expense	6,948	6,233
Share-based compensation expense	12,568	10,613
Non-cash fair value premium on purchased inventory	—	16,249
Goodwill impairment	503,171	—
Asset impairment	3,490	—
Loss (gain) on asset sales, net	710	(335)
Provision for doubtful accounts	3,762	(492)
Deferred income taxes	(27,052)	(45,192)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(84,309)	(138,329)
Inventories	30,980	63,327
Income taxes	16,886	1,256
Prepaid expenses and other	6,246	(4,374)
Accounts payable	22,669	8,486
Accrued expenses	12,920	(21,005)
Other, net	132	(2,783)
Net cash provided by operating activities	236,876	67,819
Cash flows from investing activities:
Acquisitions, net of cash acquired	(41,841)	(179,184)
Capital expenditures	(62,535)	(86,364)
Proceeds from sale of property, plant and equipment	1,538	873
Net cash used in investing activities	(102,838)	(264,675)
Cash flows from financing activities:
Proceeds from ABL facility	345,000	290,000
Payments on ABL facility	(415,000)	(120,000)
Proceeds from cash flow revolver	115,000	—
Payments on cash flow revolver	(115,000)	—
Payments on term loan	(19,215)	(12,810)
Proceeds from senior notes	500,000	—
Payments of financing costs	(6,905)	—
Payments related to tax withholding for share-based compensation	(478)	(231)
Purchases of treasury stock	(6,428)	—
Net cash provided by financing activities	396,974	156,959
Effect of exchange rate changes on cash and cash equivalents	507	1,406
Net increase (decrease) in cash, cash equivalents and restricted cash	531,519	(38,491)
Cash, cash equivalents and restricted cash at beginning of period	102,307	147,607
Cash, cash equivalents and restricted cash at end of period	$633,826	$109,116

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) PER DILUTED COMMON SHARE AND
NET INCOME (LOSS) COMPARISON
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Net income (loss) per diluted common share, GAAP basis	$0.24	$0.20	$(3.86)	$(0.14)
Restructuring and impairment charges, net	0.02	0.04	0.26	0.12
Strategic development and acquisition related costs	0.06	0.08	0.11	0.29
Non-cash loss (gain) on foreign currency transactions	(0.01)	—	0.01	(0.01)
Non-cash charge of purchase price allocated to inventories	—	—	—	0.13
Goodwill impairment	—	—	4.00	—
Customer inventory buybacks	—	—	—	—
COVID-19(3)	0.02	—	0.08	—
Other, net	—	0.01	0.01	0.03
Tax effect of applicable non-GAAP adjustments(1)	(0.03)	(0.04)	(1.16)	(0.15)
Adjusted net income (loss) per diluted common share(2)	$0.31	$0.30	$(0.54)	$0.28

	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Net income (loss) applicable to common shares, GAAP basis	$30,028	$24,790	$(484,658)	$(17,320)
Restructuring and impairment charges, net	2,918	4,984	32,321	15,522
Strategic development and acquisition related costs	7,909	10,500	13,550	36,668
Non-cash loss (gain) on foreign currency transactions	(812)	616	1,300	(1,084)
Non-cash charge of purchase price allocated to inventories	—	—	—	16,249
Goodwill impairment	—	—	503,171	—
Customer inventory buybacks	140	159	453	576
COVID-19(3)	2,599	—	10,634	—
Other, net	(153)	1,699	1,459	3,780
Tax effect of applicable non-GAAP adjustments(1)	(3,276)	(4,795)	(146,351)	(19,147)
Adjusted net income (loss) applicable to common shares(2)	$39,353	$37,953	$(68,121)	$35,244

(1)The Company calculated the tax effect of non-GAAP adjustments by applying the applicable federal and state statutory tax rate for the period to each applicable non-GAAP item.
(2)The Company discloses a tabular comparison of Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares should not be considered in isolation or as a substitute for net income (loss) per diluted common share and net income (loss) applicable to common shares as reported on the face of our consolidated statements of operations.
(3)Costs included within the COVID-19 line item for the three and nine months ended October 3, 2020 include incremental labor costs due to quarantine related absenteeism, incremental facility cleaning costs, pandemic related supplies and personal protective equipment for employees, among other costs.
Certain amounts in this release have been subject to rounding adjustments. Accordingly, amounts shown as totals may not be the arithmetic aggregation of the individual amounts that comprise or precede them.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Consolidated

	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Operating income (loss), GAAP	$103,979	$95,560	$(337,887)	$149,126
Restructuring and impairment charges, net	2,918	4,984	32,321	15,522
Strategic development and acquisition related costs	7,909	10,500	13,550	36,668
Non-cash charge of purchase price allocated to inventories	—	—	—	16,249
Goodwill impairment	—	—	503,171	—
Customer inventory buybacks	140	159	453	576
COVID-19	2,599	—	10,634	—
Other, net	(153)	1,699	1,459	3,780
Adjusted operating income	117,392	112,902	223,701	221,921

Other income (expense), net	(23)	717	(25)	665
Depreciation and amortization	71,933	64,009	212,413	191,485
Share-based compensation expense	4,025	3,134	12,568	10,613
Adjusted EBITDA	193,327	180,762	448,657	424,684

Impact of Environmental Stoneworks and Kleary acquisitions(1)	—	3,831	1,869	6,979
Pro Forma Adjusted EBITDA	$193,327	$184,593	$450,526	$431,663

(1)Reflects the Adjusted EBITDA of Environmental Stoneworks for the period January 1, 2019 to the acquisition date of February 20, 2019 and Kleary Masonry, Inc. for the periods January 1, 2019 to September 28, 2019 and January 1, 2020 to March 1, 2020.

Windows

	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Net Sales	$501,314	$504,338	$1,378,039	$1,434,579

Operating income (loss), GAAP	$37,295	$34,446	$(252,794)	$62,039
Restructuring and impairment charges, net	1,539	505	7,189	1,526
Strategic development and acquisition related costs	—	4,993	16	17,054
Goodwill impairment	—	—	320,990	—
COVID-19	1,031	—	5,923	—
Other, net	252	577	252	537
Adjusted operating income	40,117	40,521	81,576	81,156

Other income (expense), net	(115)	285	(115)	(453)
Depreciation and amortization	30,644	23,778	90,679	72,603
Adjusted EBITDA	$70,646	$64,584	$172,140	$153,306
Adjusted EBITDA as a % of Net Sales	14.1%	12.8%	12.5%	10.7%

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Siding

	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Net Sales	$321,898	$315,799	$848,190	$840,601
Pro Forma Net Sales	321,898	329,063	856,548	889,504

Operating income (loss), GAAP	$45,313	$37,063	$(92,916)	$51,346
Restructuring and impairment charges, net	(714)	2,531	2,901	8,162
Strategic development and acquisition related costs	7,139	—	8,115	—
Non-cash charge of purchase price allocated to inventories	—	—	—	16,249
Goodwill impairment	—	—	176,774	—
Customer inventory buybacks	140	159	453	576
COVID-19	24	—	67	—
Other, net	(1,351)	(1,172)	(1,351)	263
Adjusted operating income	50,551	38,581	94,043	76,596

Other income (expense), net	(4)	700	(10)	(316)
Depreciation and amortization	28,547	28,804	85,068	83,569
Adjusted EBITDA	79,094	68,085	179,101	159,849

Impact of Environmental Stoneworks and Kleary acquisitions(1)	—	3,831	1,869	6,988
Pro Forma Adjusted EBITDA	$79,094	$71,916	$180,970	$166,837
Pro Forma Adjusted EBITDA as a % of Pro Forma Net Sales	24.6%	21.9%	21.1%	18.8%

(1)Reflects the Adjusted EBITDA of Environmental Stoneworks for the period January 1, 2019 to the acquisition date of February 20, 2019 and Kleary Masonry, Inc. for the periods January 1, 2019 to September 28, 2019 and January 1, 2020 to March 1, 2020.

Commercial

	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Net Sales	$404,041	$464,906	$1,199,771	$1,370,152

Operating income, GAAP	$56,137	$59,317	$109,642	$142,436
Restructuring and impairment charges, net	1,358	802	20,427	1,967
Strategic development and acquisition related costs	(8)	238	(262)	6,493
Goodwill impairment	—	—	5,407	—
COVID-19	1,063	—	2,585	—
Other, net	(155)	1,210	945	2,292
Adjusted operating income	58,395	61,567	138,744	153,188

Other income (expense), net	200	146	437	854
Depreciation and amortization	11,743	10,785	33,664	32,959
Adjusted EBITDA	$70,338	$72,498	$172,845	$187,001
Net Sales as a % of Adjusted EBITDA	17.4%	15.6%	14.4%	13.6%

CORNERSTONE BUILDING BRANDS, INC.
BUSINESS SEGMENTS
(In thousands)
(Unaudited)

	Three Months Ended
	October 3, 2020		September 28, 2019
		% of Net Sales		% of Net Sales	% Change
Net Sales
Windows	$501,314	40.8%	$504,338	39.2%	(0.6)%
Siding	321,898	26.2%	315,799	24.6%	1.9%
Commercial	404,041	33.0%	464,906	36.2%	(13.1)%
Total net sales	$1,227,253	100.0%	$1,285,043	100.0%	(4.5)%

Gross Profit
Windows	$99,125	19.8%	$98,319	19.5%	0.8%
Siding	92,882	28.9%	90,608	28.7%	2.5%
Commercial	105,495	26.1%	120,876	26.0%	(12.7)%
Total gross profit	$297,502	24.2%	$309,803	24.1%	(4.0)%

Operating Income (Loss)
Windows	$37,295	7.4%	$34,446	6.8%	8.3%
Siding	45,313	14.1%	37,063	11.7%	22.3%
Commercial	56,137	13.9%	59,317	12.8%	(5.4)%
Corporate	(34,766)	—	(35,266)	—%	(1.4)%
Total operating income	$103,979	8.5%	$95,560	7.4%	8.8%

	Nine Months Ended
	October 3, 2020		September 28, 2019
		% of Net Sales		% of Net Sales	% Change
Net Sales
Windows	$1,378,039	40.2%	$1,434,579	39.3%	(3.9)%
Siding	848,190	24.8%	840,601	23.1%	0.9%
Commercial	1,199,771	35.0%	1,370,152	37.6%	(12.4)%
Total net sales	$3,426,000	100.0%	$3,645,332	100.0%	(6.0)%

Gross Profit
Windows	$257,489	18.7%	$258,846	18.0%	(0.5)%
Siding	230,061	27.1%	208,826	24.8%	10.2%
Commercial	295,570	24.6%	332,711	24.3%	(11.2)%
Total gross profit	$783,120	22.9%	$800,383	22.0%	(2.2)%

Operating Income (Loss)
Windows	$(252,794)	(18.3)%	$62,039	4.3%	(507.5)%
Siding	(92,916)	(11.0)%	51,346	6.1%	(281.0)%
Commercial	109,642	9.1%	142,436	10.4%	(23.0)%
Corporate	(101,819)	—	(106,695)	—%	(4.6)%
Total operating income (loss)	$(337,887)	(9.9)%	$149,126	4.1%	(326.6)%

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF PRO FORMA SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Reported	Acquisitions (1)	Pro Forma
Three months ended September 28, 2019

Net Sales
Windows	$504,338	$—	$504,338
Siding	315,799	13,264	329,063
Commercial	464,906	—	464,906
Total Net Sales	$1,285,043	$13,264	$1,298,307

Gross Profit				% of Net Sales
Windows	$98,319	$—	$98,319	19.5%
Siding	90,608	4,731	95,339	29.0%
Commercial	120,876	—	120,876	26.0%
Total Gross Profit	$309,803	$4,731	$314,534	24.2%

	Reported	Acquisitions	Pro Forma
Three months ended October 3, 2020

Net Sales
Windows	$501,314	$—	$501,314
Siding	321,898	—	321,898
Commercial	404,041	—	404,041
Total Net Sales	$1,227,253	$—	$1,227,253

Gross Profit				% of Net Sales
Windows	$99,125	$—	$99,125	19.8%
Siding	92,882	—	92,882	28.9%
Commercial	105,495	—	105,495	26.1%
Total Gross Profit	$297,502	$—	$297,502	24.2%

(1)Acquisitions reflect the estimated impact for Kleary Masonry, Inc.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
RECONCILIATION OF PRO FORMA SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Reported	Acquisitions (1)(2)	Pro Forma
Nine months ended September 28, 2019

Net Sales
Windows	$1,434,579	$—	$1,434,579
Siding	840,601	48,903	889,504
Commercial	1,370,152	—	1,370,152
Total Net Sales	$3,645,332	$48,903	$3,694,235

Gross Profit				% of Net Sales
Windows	$258,846	$—	$258,846	18.0%
Siding	208,826	29,170	237,996	26.8%
Commercial	332,711	—	332,711	24.3%
Total Gross Profit	$800,383	$29,170	$829,553	22.5%

	Reported	Acquisitions (1)	Pro Forma
Nine months ended October 03, 2020

Net Sales
Windows	$1,378,039	$—	$1,378,039
Siding	848,190	8,358	856,548
Commercial	1,199,771	—	1,199,771
Total Net Sales	$3,426,000	$8,358	$3,434,358

Gross Profit				% of Net Sales
Windows	$257,489	$—	$257,489	18.7%
Siding	230,061	2,300	232,361	27.1%
Commercial	295,570	—	295,570	24.6%
Total Gross Profit	$783,120	$2,300	$785,420	22.9%

(1)Acquisitions reflect the estimated impact for Environmental Stoneworks and Kleary Masonry, Inc.
(2)Gross margin adjustment for the non-cash inventory fair value step-up of $16.2 million associated with the Ply Gem merger and Environmental Stoneworks acquisition.